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                                                                 Exhibit 10(liv)

                                   AGREEMENT
                                   ---------

                  This Agreement, dated November 16, 1998, is made by and among Chrysalis International Corporation, a Delaware corporation ("Chrysalis"), Panlabs International Inc., a Washington corporation and a wholly-owned subsidiary of MDS Washington, Inc., a wholly-owned subsidiary of MDS Inc. (the "Investor") and MDS Inc., a corporation organized under the laws of Canada ("MDS").

                  WHEREAS, Chrysalis, Investor and MDS are parties to that certain Standstill and Confidentiality Agreement, dated March 16, 1998 (the "Standstill Agreement"); and

                  WHEREAS, Chrysalis and Investor are parties to that certain Warrant Agreement, dated March 16, 1998 (the "Warrant Agreement"); and

                  WHEREAS, Chrysalis and Investor are parties to that certain Note and Warrant Purchase Agreement, dated March 16, 1998 (the "Purchase Agreement"), pursuant to which Chrysalis issued to Investor that certain 6% Subordinated Note Due March 16, 2001 (the "Note"); and

                  WHEREAS, Chrysalis and Investor are parties to that certain Security Agreement, dated March 16, 1998 (the "Security Agreement"), that secures Chrysalis' obligations under the Note; and

                  WHEREAS, Chrysalis, Investor and MDS, as appropriate, desire to waive or amend certain provisions of the Standstill Agreement, the Warrant Agreement, the Purchase Agreement, the Note and the Security Agreement.

                  NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

                  1. AMENDMENTS TO STANDSTILL AGREEMENT. Pursuant to Section 8.2 of the Standstill Agreement, the parties hereto hereby agree that:

                           (a) Section 2.1(d) of the Standstill Agreement is
                  hereby amended and restated to read as follows:

                                    "(d) TERM OF THIS AGREEMENT. "Term of this
                           Agreement" for purposes of this Agreement shall mean a period commencing on March 16, 1998 and ending on the first to occur of (i) an Event of Default under
                           Section 3.8 of the Note, (ii) the date that the Investor is no longer the Beneficial Owner of any Restricted Securities, or (iii) the date that Chrysalis merges with, or otherwise is acquired by, Phoenix International Life Sciences, Inc. ("Phoenix") or any direct or indirect wholly-owned subsidiary of Phoenix (a "Phoenix Merger") pursuant to which (A) Chrysalis' stockholders receive merger consideration having a value of no more than $1.50 per share (as calculated as of the date of execution of definitive documentation related to the Phoenix Merger) and (B) Phoenix agrees in the


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                           definitive documentation related to the Phoenix
                           Merger to repay on the date of consummation of the Phoenix Merger all amounts owing under the Note."

                           (b) The following new Section 6.6 is hereby added
                  immediately following the existing Section 6.5 of the Standstill Agreement:

                                    "SECTION 6.6 TERMINATION. The provisions of
                           this Section 6 shall automatically terminate upon the closing of a Phoenix Merger."

                           (c) The following new Section 7.6 is hereby added
                  immediately following the existing Section 7.6 of the Standstill Agreement:

                                    "SECTION 7.6 TERMINATION. The provisions of
                           this Section 7 shall automatically terminate upon the closing of a Phoenix Merger."

                  2. WAIVER AND AMENDMENTS TO WARRANT AGREEMENT. Pursuant to
Section 8.1 of the Warrant Agreement:

                                    (a) Investor hereby waives any right to
                  receive notice under Section 2.4 of the Warrant Agreement of any record date related to a Phoenix Merger.

                                    (b) Chrysalis and Investor hereby agree that
                  Section 1.1 of the Warrant Agreement is hereby amended and restated to read in its entirety as follows:

                                             "1.1 GRANT. Chrysalis hereby grants
                                    t the Investor this Warrant, which, subject to the terms and conditions of the Standstill Agreement is exercisable as provided herein, in whole or in part as provided in Section 3.1 hereto, at any time and from time to time during the period (the "Exercise Period") commencing on March 16, 1998 (the "Closing Date") and ending on the earlier to occur of (i) the date immediately preceding the closing of a Phoenix Merger or
                                    (ii) the later to occur of (A) the third anniversary of the Closing Date at 5:00 p.m., local time in New York, New York and
                                    (B) payment by Chrysalis of the full amount of the Note, to purchase an aggregate of up to Two Million (2,000,000) shares of Common Stock (the "Warrant Shares"), at an exercise price of two dollars and fifty cents ($2.50) per share (as it may be hereinafter adjusted, the "Exercise Price")."

                  3. WAIVER OF PURCHASE AGREEMENT. Pursuant to Section 10.8.2 of the Purchase Agreement, Investor hereby waives any right to receive notice related to a Phoenix Merger under Section 6.3 of the Purchase Agreement.

                  4. AMENDMENT TO NOTE. Chrysalis and the Investor hereby agree that:

                  (a) the last sentence of the second paragraph of the Note is hereby amended and restated to read in its entirety as follows:


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                           "The aforesaid principal amount shall be due,
                           together with all accrued and unpaid interest, on the earliest to occur of the following dates (in each case, the "Maturity Date"): (i) March 16, 2001, (ii) the date of the closing of a Phoenix Merger, or (iii) such earlier date on which the principal amount shall become due in accordance with the terms of the Note."

                  (b) Section 3.9 of the Note is hereby amended and restated to read in its entirety as follows:

                           "3.9 CHANGE OF CONTROL. Upon any of the following to occur: (i) in the event of a Phoenix Merger, the passage of 180 calendar days after the earlier of the public announcement or the execution of definitive documents with respect thereto; (ii) in the event of a Change of Control transaction (other than a Phoenix Merger) with a Person, other than the Payee, which is approved by the Board of Directors of the Company, the passage of 60 calendar days after the earlier of the public announcement or the execution of definitive documents with respect thereto; and (iii) in the event of a Change of Control transaction with a Person, other than the Payee, which is not approved by the Board of Directors of the Company, the passage of 60 calendar days after the consummation of such transaction,"

                  5. EFFECTIVENESS; TERMINATION. This Agreement shall be effective upon execution by all of the parties hereto. Notwithstanding the foregoing, if the Phoenix Merger is not consummated within 180 calendar days after the earlier of the public announcement or the execution of definitive documents with respect thereto (such 180th day being referred to herein as the "Final Date"), then this Agreement shall be null and void and of no further force or effect other than with respect to the waivers contained in Section 1(d), 2(a) and 3 solely with respect to actions and events taking place prior to the Final Date.

                  6. MISCELLANEOUS:

                                    (a) All capitalized terms used herein and
                  not defined herein are used as defined in the Standstill Agreement, the Warrant Agreement, the Purchase Agreement, the Note or the Security Agreement, as the case may be.

                                    (b) This Agreement shall be deemed to be a
                  contract made under the laws of the State of Delaware and for all purposes shall be construed in accordance with the laws of said state without giving effect to the rules of said state governing the conflicts of laws.


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                                    (c) This Agreement shall be binding on all
                  successors and assigns of the parties hereto and on all transferees of the Note.

                                    (d) This Agreement may be executed in two or
                  more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above.

                     CHRYSALIS INTERNATIONAL CORPORATION

                     /s/ Paul J. Schmitt
                     -----------------------------------------------
                     By:  Paul J. Schmitt
                     Title:  President and CEO

                     PANLABS INTERNATIONAL INC.

                     /s/ Peter E. Brent
                     -----------------------------------------------
                     By:  Peter E. Brent
                     Title:  Assistant Secretary

                     MDS INC.

                     /s/ Peter E. Brent
                     -----------------------------------------------
                     By:  Peter E. Brent
                     Title:  Vice President Legal Affairs and Corporate
                             Secretary


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